UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007 (November 7, 2007)

The Warnaco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10857 (Commission File Number)	95-4032739 (IRS Employer Identification No.)

501 Seventh Avenue, New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2007, the Board of Directors of The Warnaco Group, Inc. (the ‘‘Company’’) approved and adopted amendments to Article V of the Company's By-laws, effective immediately, authorizing the Company to issue both uncertificated and certificated shares of its stock in order to comply with NASDAQ rules requiring that issuers be eligible for a Direct Registration Program. Under a Direct Registration Program, investors may have uncertificated securities registered in their names, which they can electronically transfer to broker-dealers without transferring physical certificates. The foregoing summary of the changes to the Company's By-laws is qualified in its entirety by the full text of the amended and restated By-laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Amended and Restated By-laws of The Warnaco Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: November 8, 2007	By:	/s/ Jay A. Galluzzo
Name: Jay A. Galluzzo
Title: Senior Vice President – Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.1	Amended and Restated By-laws of The Warnaco Group, Inc.